Exhibit 10.8(a)

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (“Amendment”), is made and entered into this 16th day of January, 2006 by and between GUARANTY HOLDINGS COMPANY, LLC, an Indiana limited liability company (“Landlord”), and EXACTTARGET, INC., a Delaware corporation (“Tenant”) (Landlord and Tenant may jointly be referred to herein as the “Parties”) with reference to the following facts:

WHEREAS, the Parties executed a Lease Agreement dated March 16, 2005 (the “Lease”), for 29,264 rentable square feet of office space located on the 2nd, 6th, 7th, and 10th floors of the Building:

WHEREAS, Landlord provided Tenant an Availability Notice for the third floor of the Building constituting 9,318 rentable square feet (the “Third Floor”) and Tenant has properly given Landlord its Acceptance Notice;

WHEREAS, Tenant desires to exercise its First Right of Refusal pursuant to Section 18.8 of the Lease and add the Third Floor to the Leased Premises and Landlord desires to lease the Third Floor to Tenant pursuant to the terms of this Amendment and the Lease; and

WHEREAS, the Parties intend that capitalized terms in this Amendment shall have the meanings given to them in the Lease, except for those terms defined herein or capitalized solely due to the dictates of grammar.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the covenants contained herein, the Parties agree to amend the Lease as follows:

    1. Section 1.2.B. The definition of “Leased Premises” shall be amended as follows:

a.	Delete “twenty-nine thousand two hundred sixty-four (29,264)” and insert “thirty eight thousand five hundred eighty-two (38,582)”

b.	Following “(2nd)” insert “Third (3rd),”

c.	Following “210,” insert “300” and

d.	Following “C-4” insert “C-5” and Exhibit C-5 attached to this Amendment shall be incorporated into the Lease.

    2. Section 1.2.C. The definition of “Commencement Date” shall be deleted and replaced with the following:

“Commencement Date” shall be July 15, 2005.

    3. Section 1.2.C. A definition for “Third Floor Refusal Space Commencement Date” is hereby added to Section 1.2.C. as follows:

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“Third Floor Refusal Space Commencement Date” shall mean the date the Third Floor Tenant Improvements are Substantially Completed and the Third Floor of the Leased Premises are delivered to Tenant by Landlord in the manner required by this Amendment and the Lease.

    4. Section 1.2.D. Effective on the Third Floor Refusal Space Commencement Date, the definition of “Base Rent” shall be amended to replace “Exhibit F” with “Exhibit F-1” attached to this Amendment and incorporated into the Lease.

    5. Section 1.2.D. Effective on the Third Floor Refusal Space Commencement Date, the definition of “Tenant’s Proportionate Share” shall be amended as follows:

a.	Replace “(99,845)” with “(99,647)”,

b.	Delete “As of the Effective Date, Tenant’s Proportionate Share is 29.3094%” and replace with “Tenant’s Proportionate Share shall be equal to 29.3677% beginning July 15, 2005 until the Third Floor Refusal Space Commencement Date, and shall increase to 38.7187% on the Third Floor Refusal Space Commencement Date until the expiration of the Original Term.”

    6. Section 1.2.D. The definition of “Tenant Improvements” is hereby deleted and replaced in its entirety by the following:

“Tenant Improvements” shall mean Landlord’s improvements to the Leased Premises, as the same shall be constructed by Landlord pursuant to the Lower Level Plans and the Upper Level Plans (each, as defined in Exhibit D), as required by Exhibit D, and the Third Floor Tenant Improvements (as defined in Exhibit D-1) as required by Exhibit D-1 to be attached hereto after their completion and incorporated by reference herein.

    7. Landlord shall perform (or cause to be performed) the Third Floor Tenant Improvements. Landlord shall cause the performance of the Third Floor Tenant Improvements by well trained, adequately supervised workers, in a good and workmanlike manner, free from material and workmanship defects in material compliance with the construction documents and all applicable laws. Notwithstanding anything to the contrary in the Lease or this Amendment. Tenant’s acceptance of possession of the Third Floor shall not waive this warranty of the Third Floor Tenant Improvements and Landlord shall promptly remedy all material violations of said warranty, at its sole cost and expense, which shall not be an Operating Expense under the Lease.

    8. Landlord shall complete the Third Floor Tenant Improvements at a cost of up to $260,904 (9,318 * $28.00) (the “Third Floor Improvement Allowance”). Tenant shall be responsible for costs in excess of the Third Floor Improvement Allowance.”

    9. Landlord shall use commercially reasonable efforts to cause the Third Floor Tenant Improvements to be Substantially Completed on or before April 1, 2006.

    10. Landlord, at Landlord’s sole cost and expense, shall obtain all permits, approvals and consents of governmental authorities that are required for the performance of the Third Floor Tenant Improvements, if any. The cost for such permits, approvals and consents shall not be included in the Third Floor Improvement Allowance.

    10. Landlord shall prepare the Third Floor for construction, including, but not limited to, all demolition and waste removal, at its sole cost and expense. Such costs shall not be included in the Third Floor Improvement Allowance.

    11. Landlord shall notify Tenant when Landlord reasonably anticipates having Substantially Completed the Third Floor Tenant Improvements (the “Completion Notice”). Within ten (10) days of receipt of the Completion Notice, Landlord, or Landlord’s representative and Tenant or Tenant’s representative shall inspect the Third Floor Tenant Improvements and prepare the punchlist. Landlord shall diligently complete the punchlist within 30 days after the preparation thereof or as soon thereafter as reasonably practicable.

    12. Section 16.4(a)(iii). Exercise of Tenant’s Termination Rights. Effective on the Third Floor Refusal Space Commencement Date. Section 16.4(a)(iii) shall be amended after “Exhibit H” by inserting “and Exhibit I (collectively referred to as the “Termination Payment”)”.

    13. Section 18.10 Relocation Allowance. Tenant shall not be entitled to any benefits under Section 18.10 for the Third Floor.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed by their duly authorized officers and agents as of the day, month and year first above written. Except as otherwise provided herein, the Lease shall remain unchanged and in full force and effect.

TENANT EXACTTARGET, INC.		LANDLORD GUARANTY HOLDINGS COMPANY, LLC

By:	/s/ Scott Dorsey	By:	/s/ Michael B. McMains
	Scott Dorsey, President		Michael B. McMains, Managing Member

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